EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation in this Post Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-166526), of our report dated March 7, 2012 on the consolidated financial statements of NeoGenomics, Inc. as of and for the years ended December 31, 2011 and 2010, which appear in such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.

Certified Public Accountants

Tampa, Florida

April 27, 2012